Exhibit 1.1

KINDER MORGAN, INC.

Class P Common Stock

Underwriting Agreement

[•], 2011

Goldman, Sachs & Co.,

Barclays Capital Inc.

As representatives (the “Representatives”) of the several Underwriters named in Schedule I hereto,

c/o Goldman, Sachs & Co.

200 West Street

New York, New York 10282-2198

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

The stockholders of Kinder Morgan, Inc., a Delaware corporation (the “Company”), named in Schedule II hereto (the “Selling Stockholders”) propose, severally and not jointly and subject to the terms and conditions stated in this agreement (the “Agreement”), to sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of 80,000,000 shares of Class P common stock, par value $0.01 per share (“Common Stock”), of the Company.  The Selling Stockholders named in Schedule II hereto (the “Optional Sellers”) propose, severally and not jointly and subject to the terms and conditions stated herein, to sell to the Underwriters, at the election of the Underwriters, up to an aggregate of 12,000,000 additional shares of Common Stock.  The aggregate of 80,000,000 shares to be sold by the Selling Stockholders is herein called the “Firm Shares” and the aggregate of 12,000,000 additional shares to be sold by the Optional Sellers is herein called the “Optional Shares”.  The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2(b) hereof are herein collectively called the “Shares.”

Each of the Company’s direct or indirect subsidiaries listed on Exhibit 21.1 to the Registration Statement, other than Kinder Morgan Kansas, Inc., a Kansas corporation (“Kinder Morgan Kansas”), NGPL Holdco Inc., a Delaware corporation (“NGPL Holdco”), Kinder Morgan (Delaware), Inc., a Delaware corporation (“Kinder Morgan (Delaware)”), Kinder Morgan G.P. Inc., a Delaware corporation and the general partner of the Partnership (the “General Partner”), Kinder Morgan Management, LLC, a Delaware limited liability company (“KMR”), Kinder Morgan Energy Partners, L.P., a Delaware limited partnership (the “Partnership”) and the Partnership Subsidiaries (as defined below) are collectively referred to herein as the “Company Group Subsidiaries.”  The subsidiaries listed in Schedule III-A attached hereto are referred to herein as “Company Material Subsidiaries.”

The Partnership’s direct or indirect majority-owned subsidiaries listed in Schedule III-B are collectively referred to herein as the “Partnership Subsidiaries.”  The subsidiaries listed in Schedule III-C attached hereto are referred to herein as the “Partnership Material Subsidiaries.”  The Company Material Subsidiaries and the Partnership Material Subsidiaries are collectively referred to herein as the “Company Entities.”

It is understood and agreed to by the parties hereto that the following transactions have occurred or will occur prior to the First Time of Delivery (as defined in Section 4 hereof):

(a)           Kinder Morgan Holdco LLC will be converted from a Delaware limited liability company to a Delaware corporation to be named Kinder Morgan, Inc. and its outstanding Class A units, Class B units and Class A-1 units will be converted into shares of Class A common stock (“Class A shares”), shares of Class B common stock (“Class B shares”) and shares of Class C common stock (“Class C shares”) of Kinder Morgan, Inc., respectively (collectively, the “Conversion Transactions”);

(b)           The Company will file a Certificate of Incorporation with the Secretary of State of the State of Delaware substantially in the form filed as Exhibit 3.1 to the Registration Statement (the “Certificate of Incorporation”);

(c)           The Company will adopt, approve and implement Bylaws substantially in the form filed as Exhibit 3.2 to the Registration Statement (the “Bylaws”);

(d)           The Company and owners of the outstanding Class A shares, Class B shares and Class C shares shall enter into a Shareholders Agreement (the “Shareholders Agreement”); and

(e)           The Selling Stockholders will convert Class A shares into the Firm Shares to be sold by them (the “IPO Conversions”, and together with the actions contemplated in clauses (a) through (d) herein, the “Pre-IPO Transactions”).

The Company hereby confirms its engagement of Barclays Capital Inc. (“Barclays Capital”), and Barclays Capital hereby confirms its agreement with the Company to render services as a “qualified independent underwriter” within the meaning of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. (“Rule 2720”), as administered by the Financial Industry Regulatory Authority, Inc. (“FINRA”) with respect to the offering and sale of the Shares.  Barclays Capital, in its capacity as qualified independent underwriter and not otherwise, is referred to herein as the “QIU.”

1.             (a) The Company represents and warrants to each of the Underwriters that:

(i)                   A registration statement on Form S-1 (File No. 333-170773) (as amended to date, the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement (other than any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act, including the Pricing Prospectus and, if so filed, any Issuer Free Writing Prospectus) has heretofore been filed by the Company with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the preliminary prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(a)(iii) hereof) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”;

(ii)                  No order preventing or suspending the use of any preliminary prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and the Pricing Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein (which information as of the date of this Agreement is specified in Section 17 herein) or by a Selling Stockholder of its Selling Stockholder Information (as defined below);

(iii)                 For the purposes of this Agreement, the “Applicable Time” is [•]:[•] [•].m. (Eastern time) on the date of this Agreement.  The Pricing Prospectus, as supplemented by those Issuer Free Writing Prospectuses, if any, and other information listed on Schedule IV hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule IV hereto, as of its issue date and at all subsequent times until the Company gives notice to the Underwriters to the contrary, does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus; provided, however, that this representation and warranty shall not apply to statements or omissions made in any of the above documents in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein (which information as of the date of this Agreement is specified in Section 17 herein) or by a Selling Stockholder of its Selling Stockholder Information;

(iv)                The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives for use therein (which information as of the date of this Agreement is specified in Section 17 herein) or by a Selling Stockholder of its Selling Stockholder Information;

(v)                 The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with all necessary corporate power and authority to own its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus and has been duly qualified as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a material adverse effect on the financial condition, results of operations, or business of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”);

(vi)                The Company has an authorized capitalization as set forth in the Pricing Disclosure Package and the Prospectus and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform to the description of the Common Stock contained in the Pricing Disclosure Package and the Prospectus; and all of the outstanding shares of capital stock, limited partner interests, general partner interests, or limited liability company interests, as applicable, of each of the Company Material Subsidiaries have been duly and validly authorized and issued and are fully paid and (except (A) as required to the contrary by the Delaware Limited Liability Company Act (the “Delaware LLC Act”) and the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”) and (B) with respect to any general partner interests) non-assessable, and are owned by the Company directly or indirectly through one or more subsidiaries, except as described in the Pricing Disclosure Package and the Prospectus.  All of such shares or interests owned directly or indirectly by the Company are owned free and clear of any lien, encumbrance, security interest, equity or charge (except for such liens, encumbrances, security interests, equities or charges described in the Pricing Disclosure Package and the Prospectus or as are not, individually or in the aggregate, material to such ownership);

(vii)               The General Partner is the sole general partner of the Partnership and Kinder Morgan Operating L.P. “A,” Delaware limited partnership (“OLP-A”), Kinder Morgan Operating L.P. “B,” a Delaware limited partnership (“OLP-B”), Kinder Morgan Operating L.P. “C,” a Delaware limited partnership (“OLP-C”), Kinder Morgan Operating L.P. “D,” a Delaware limited partnership (“OLP-D”), and Kinder Morgan CO2 Company, L.P., a Texas limited partnership (“CO2”, and together with OLP-A, OLP-B, OLP-C, and OLP-D, the “Operating Partnerships”); the General Partner owns general partner interests in the Partnership and the Operating Partnerships; each such general partner interest is duly authorized by the Agreement of Limited Partnership of the Partnership, as amended and restated, or the agreement of limited partnership of the respective Operating Partnership, as amended and restated, as the case may be, and was validly issued to or acquired by the General Partner; and the General Partner owns such general partner interests free and clear of any lien, encumbrance, security interest, equity or charge (except for such liens, encumbrances, security interests, equities or charges described in the Pricing Disclosure Package and the Prospectus or as are not, individually or in the aggregate, material to such ownership);

(viii)              The General Partner has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware; the General Partner is an indirect subsidiary of Kinder Morgan Kansas; and the General Partner has all necessary corporate power and authority to own its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect; Kinder Morgan (Delaware) owns all of the outstanding shares of common stock of the General Partner, which are all of the outstanding shares of capital stock with voting rights; such shares have been duly and validly authorized and issued and are fully paid and non-assessable.  All of such shares owned by Kinder Morgan (Delaware) are owned free and clear of any lien, encumbrance, security interest, equity or charge (except for such liens, encumbrances, security interests, equities or charges described in the Pricing Disclosure Package or the Prospectus or as are not, individually or in the aggregate, material to such ownership);

(ix)                KMR, all of the shares of which that may vote for the election of directors are owned by the General Partner, is the delegate of the General Partner pursuant to that certain Delegation of Control Agreement among the General Partner, KMR, the Partnership and the Operating Partnerships dated as of May 18, 2001, as amended from time to time (the “Delegation of Control Agreement”); KMR is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware; and KMR has all necessary limited liability company power and authority to perform its functions as the delegate of the General Partner; the General Partner owns all of such voting shares of KMR, and such voting shares have been duly and validly authorized and issued and are fully paid and (except as required to the contrary by the Delaware LLC Act) non-assessable, and are owned by the General Partner free and clear of any lien, encumbrance, security interest, equity or charge (except for such liens, encumbrances, security interests, equities or charges described in the Pricing Disclosure Package and the Prospectus or as are not, individually or in the aggregate, material to such ownership);

(x)                 The Partnership is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware; the Partnership has all necessary partnership power and authority to own its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus and has been duly qualified as a foreign limited partnership for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect;

(xi)                All of the outstanding shares of capital stock, limited partner interests, general partner interests, or limited liability company interests, as applicable, of each Company Material Subsidiary and Partnership Material Subsidiary have been duly and validly authorized and issued and are fully paid and (except (A) as required to the contrary by the Delaware LLC Act and the Delaware LP Act and (B) with respect to any general partner interests) non-assessable, and are owned by the Company directly or indirectly through one or more subsidiaries, except as described in the Pricing Disclosure Package and Prospectus.  All of such shares or interests owned directly or indirectly by the Company are owned free and clear of any lien, encumbrance, security interest, equity or charge (except for such liens, encumbrances, security interests, equities or charges described in the Pricing Disclosure Package and the Prospectus or as are not, individually or in the aggregate, material to such ownership);

(xii)               Each of the Company Material Subsidiaries and Partnership Material Subsidiaries has been duly incorporated or formed and is validly existing as a corporation, limited partnership, general partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction in which it is chartered or organized, with full entity power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus, and is duly qualified to do business as a corporation, limited partnership, general partnership, or limited liability company, as the case may be, and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified, would not, individually or in the aggregate, have a Material Adverse Effect;

(xiii)              Kinder Morgan Holdco DE, Inc., a Delaware corporation (“Kinder Morgan Holdco”), is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with all necessary corporate power and authority to own its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus and has been duly qualified as a foreign corporation in each jurisdiction in which its ownership or lease of property of the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect; the Company owns all of the outstanding shares of capital stock of Kinder Morgan Holdco; such shares have been duly and validly authorized and issued and are fully paid and non-assessable.  All of such shares owned by the Company are owned free and clear of any lien, encumbrance, security interest, equity or charge (except for such liens, encumbrances, security interests, equities or charges described in the Pricing Disclosure Package or the Prospectus or as are not, individually or in the aggregate, material to such ownership);

(xiv)              Kinder Morgan Kansas is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Kansas, with all necessary corporate power and authority to own its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus and has been duly qualified as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect; Kinder Morgan Holdco owns all of the outstanding shares of capital stock of Kinder Morgan Kansas; such shares have been duly and validly authorized and issued and are fully paid and non-assessable.  All of such shares owned by Kinder Morgan Holdco are owned free and clear of any lien, encumbrance, security interest, equity or charge (except for such liens, encumbrances, security interests, equities or charges described in the Pricing Disclosure Package or the Prospectus or as are not, individually or in the aggregate, material to such ownership);

(xv)               Kinder Morgan (Delaware) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with all necessary corporate power and authority to own its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus and has been duly qualified as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect; Kinder Morgan Kansas owns all of the outstanding shares of capital stock of Kinder Morgan (Delaware); such shares have been duly and validly authorized and issued and are fully paid and non-assessable.  All of such shares owned by Kinder Morgan Kansas are owned free and clear of any lien, encumbrance, security interest, equity or charge (except for such liens, encumbrances, security interests, equities or charges described in the Pricing Disclosure Package or the Prospectus or as are not, individually or in the aggregate, material to such ownership);

(xvi)              NGPL Holdco is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware, with all necessary corporate power and authority to own its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus and has been duly qualified as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect; Kinder Morgan Kansas owns all of the outstanding shares of capital stock of NGPL Holdco; such shares have been duly and validly authorized and issued and are fully paid and non-assessable.  All of such shares owned by Kinder Morgan Kansas are owned free and clear of any lien, encumbrance, security interest, equity or charge (except for such liens, encumbrances, security interests, equities or charges described in the Pricing Disclosure Package or the Prospectus or as are not, individually or in the aggregate, material to such ownership);

(xvii)             The Shares to be purchased by the Underwriters have been duly authorized and are validly issued, fully paid and non-assessable and confirm to the description thereof contained in the Pricing Disclosure Package and the Prospectus;

(xviii)            Except as described in the Pricing Disclosure Package and the Prospectus, there are no outstanding options, warrants, preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of the Company, in each case pursuant to the Certificate of Incorporation or Bylaws or any agreement or instrument listed as an exhibit to the Registration Statement, in either case to which the Company is a party or by which it may be bound.  Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Stock or other securities of the Company pursuant to any agreements or instruments listed as an exhibit to the Registration Statement other than as described in the Disclosure Package and the Prospectus or as have been waived.

(xix)              Each of the Company and the Company Entities owns or leases all properties as are necessary for the conduct of its operations as described in the Pricing Disclosure Package and the Prospectus, except where the failure to own or lease any of such properties would not, individually or in the aggregate, have a Material Adverse Effect;

(xx)               The execution, delivery and performance of this Agreement, and the offering and sale of the Shares by the Selling Stockholders, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Company Entities is a party or by which the Company or any of the Company Entities is bound or to which any of the property of the Company or the Company Entities is subject, except where any such foregoing occurrence will not prevent the consummation of the transactions contemplated herein, nor will such action result in any violation of the provisions of the certificate of incorporation, bylaws, partnership agreement or other formation document, as the case may be, of the Company or any of the Company Entities, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or the Company Entities or any of the properties of any such entities, and no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body having jurisdiction over the Company or any of the Company Entities or any of the properties of such entities is required for the sale of the Shares pursuant to this Agreement, except (i) such as have been obtained or made under the Act, (ii) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws, (iii) the approval of FINRA of the underwriting terms and arrangements in connection with the purchase and distribution of the Shares by the Underwriters and (iv) as would not have a Material Adverse Effect;

(xxi)              The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company;

(xxii)             Other than as set forth in the Pricing Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of the Company Entities is a party or of which any property of the Company or any of the Company Entities is subject which would be reasonably likely to, individually or in the aggregate, have a Material Adverse Effect; and to the Company’s knowledge, no such proceedings are threatened or contemplated;

(xxiii)            Except as disclosed in the Pricing Disclosure Package and the Prospectus, none of the Company nor any of the Company Entities has violated any federal or state law or regulation relating to the protection of human health or the environment, except for any violations and remedial actions as would not be reasonably likely to, individually or in the aggregate, have a Material Adverse Effect;

(xxiv)            None of the Company nor any of the Company Entities is involved in a labor dispute and, to the knowledge of the Company, no such dispute has been threatened, except for such disputes as would not, individually or in the aggregate, have a Material Adverse Effect;

(xxv)             The Company is and, after giving effect to the offering and sale of the Shares, will be, exempt from regulation as an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended;

(xxvi)            At the time of filing the Initial Registration Statement and as of the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Act;

(xxvii)           To the Company’s knowledge, PricewaterhouseCoopers LLP, which has certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder;

(xxviii)          The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles; and the Company believes that its internal control over financial reporting is effective;

(xxix)            Since the date of the Company’s latest financial statements (audited or unaudited) included in the Pricing Disclosure Package and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(xxx)             The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and the Company believes such disclosure controls and procedures are effective in all material respects to provide reasonable assurance that information required to be disclosed in the reports the Company filed under the Exchange Act is recorded, processed, summarized and reported as and when required;

(xxxi)            The financial statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations, stockholders’ equity and cash flows for the periods shown, and, except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis; any schedules included in the Registration Statement present fairly the information required to be stated therein; any summary or selected financial data included in the Registration Statement, the Pricing Disclosure Package or the Prospectus present fairly the information shown therein and, to the extent based upon or derived from the financial statements, have been compiled on a basis consistent with the financial statements presented therein except as otherwise stated therein or in the notes thereto;

(xxxii)                                Except as disclosed in the Pricing Disclosure Package and the Prospectus, since the date of the latest audited financial statements included in the Pricing Disclosure Package and the Prospectus, there has been no change, nor any development or event involving a prospective change involving the Company and the Company Entities, that would have a Material Adverse Effect;

(xxxiii)                             None of the Company nor any of the Company Entities has taken, nor will any of them take, any action that is or was designed to or that has constituted or that might have reasonably been expected to cause or result in illegal stabilization or manipulation of the price of any security of the Company to facilitate the offering of the Shares;

(xxxiv)         No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any material dividends to the Company, from making any other distribution on such subsidiary’s capital stock or similar securities, from repaying to the Company any loans or advances to such subsidiary from the Company, except as disclosed in the Pricing Disclosure Package and the Prospectus;

(xxxv)          The Company has not offered, or caused Merrill Lynch, Pierce, Fenner & Smith Incorporated to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company or any of the Company Entities to alter the customer’s or supplier’s level or type of business with any such entity or (ii) a trade journalist or publication to write or publish favorable information about the Company or any of the Company Entities, or their respective businesses or products;

(xxxvi)         On or before the First Time of Delivery, the Bylaws will have been duly adopted, the Certificate of Incorporation will have been duly adopted and filed with the Secretary of State of Delaware and the Shareholders Agreement will have been duly authorized, executed and delivered by the Company and will be a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms; provided that the enforceability thereof may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (b) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing; and

(xxxvii)        The bylaws or the general partnership, limited partnership or limited liability company agreements and the certificate of formation or conversion, certificate or articles of incorporation, or other similar organizational document, as applicable, of the Company Entities have been duly authorized, executed and delivered by the Company Entities party thereto and are valid and legally binding agreements of the Company Entities, as applicable, enforceable against the Company Entities, as applicable, in accordance with their terms; provided that, with respect to each of such agreements, the enforceability thereof may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (b) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(b)           Each of the Selling Stockholders, severally and not jointly, represents and warrants to, and agrees with, each of the Underwriters that:

(i)                   All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement, the Shareholders Agreement, the Power of Attorney and the Custody Agreement hereinafter referred to, and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder, have been obtained; and such Selling Stockholder has full right, power and authority to enter into this Agreement and the Shareholders Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder following the Pre-IPO Transactions;

(ii)                  The sale of the Shares to be sold by such Selling Stockholder hereunder following the Pre-IPO Transactions and the compliance by such Selling Stockholder with all of the provisions of this Agreement and the Shareholders Agreement and the consummation of the transactions herein and therein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, except for such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, have a material adverse effect on the ability of such Selling Stockholder to perform its obligations hereunder, (B) result in any violation of the provisions of the certificate of incorporation or bylaws of such Selling Stockholder if such Selling Stockholder is a corporation, the Certificate of Formation or Partnership Agreement of such Selling Stockholder if such Selling Stockholder is a partnership, the Certificate of Formation or Limited Liability Agreement or Operating Agreement of such Selling Stockholder if such Selling Stockholder is a limited liability company, or (C) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property of such Selling Stockholder, except for such violations in subparagraph (C) that would not, individually or in the aggregate, have a material adverse effect on the ability of such Selling Stockholder to perform its obligations hereunder; provided that no representation or warranty is made in this clause (ii) with respect to the antifraud provisions of federal and state securities laws;

(iii)                 No consent, approval, authorization or order of, or qualification with, any court or governmental body or agency is required for the performance by such Selling Stockholder of its obligations under this Agreement and the Shareholders Agreement and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder following the Pre-IPO Transactions, except (A) as may be required under the Act, the Exchange Act or the regulations thereunder, foreign or state securities laws (including “Blue Sky” laws) or the rules and regulations of FINRA or the New York Stock Exchange (the “Exchange”), (B) such as will have been obtained on or prior to the First Time of Delivery, and (C) for such consents, approvals, authorizations, orders, registrations or qualifications as the failure to obtain or make of which would not, individually or in the aggregate, have a material adverse effect on the ability of such Selling Stockholder to perform its obligations under this Agreement;

(iv)                Prior to the consummation of the Conversion Transactions, such Selling Stockholder holds Class A units of Kinder Morgan Holdco LLC, which Class A units entitle it to receive, upon consummation of the Pre-IPO Transactions in accordance with the terms of the agreements governing such Pre-IPO Transactions and applicable law, the Shares to be sold by such Selling Stockholder hereunder, and following the consummation of the IPO Conversion in accordance with the terms of the agreements governing such Pre-IPO Transactions and applicable law, such Selling Stockholder will have, immediately prior to each Time of Delivery (as defined in Section 4 hereof) good and valid title to the Shares to be sold by such Selling Stockholder hereunder, free and clear of all liens, encumbrances, equities or claims (other than pursuant to this Agreement, the Certificate of Incorporation and the Shareholders Agreement, and other than any such security interests, liens, encumbrances, equities and claims created by an Underwriter or resulting from any action by an Underwriter);

(v)                 Such Selling Stockholder has executed and delivered to the Underwriters a lockup letter in a form substantially to the effect set forth in Exhibit I hereto;

(vi)                Such Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares, except for any such actions as may be taken by the Underwriters as disclosed in the Initial Registration Statement;

(vii)               To the extent that any statements made in the Registration Statement, the Pricing Prospectus or the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein (the “Selling Stockholder Information”), such statements made in the Registration Statement and the Pricing Prospectus did not, and such statements made in the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus, when they become effective or are filed with the Commission, as the case may be, will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made, with respect to the Selling Stockholder Information; provided that each of the Company and the Underwriters acknowledges and agrees that for all purposes of this Agreement, the only Selling Stockholder Information is the statements pertaining to the name and address of such Selling Stockholder and the number of shares owned and the number of shares proposed to be sold by such Selling Stockholder under the caption “Principal and Selling Stockholders” in the Pricing Prospectus and the Prospectus;

(viii)              Such Selling Stockholder will deliver to you prior to or at the First Time of Delivery (as hereinafter defined) a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);

(ix)                Following the successful completion of the Pre-IPO Transactions, shares in book-entry form representing all of the Shares to be sold by such Selling Stockholder hereunder will be held in registered book-entry form with Computershare Investor Services and, as of the applicable Time of Delivery, will be subject to a duly executed transfer instruction on behalf of such Selling Stockholder;

(x)                 The obligations of the Selling Stockholders hereunder shall not be terminated by any act of such Selling Stockholder, by operation of law, by the dissolution of such Selling Stockholder, or by the occurrence of any other event; if any such Selling Stockholder should be dissolved, or if any other such event should occur, before the delivery of the Shares hereunder, the Shares shall be delivered by or on behalf of the Selling Stockholders in accordance with the terms and conditions of this Agreement;

(xi)                Such Selling Stockholder has been duly incorporated or formed and is validly existing as a corporation, limited liability company, general partnership or limited partnership, as applicable, in good standing under the laws of its jurisdiction of formation or incorporation;

(xii)               Upon payment for the Shares to be sold by such Selling Stockholder, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting by book entry of such Shares on the books of DTC to securities accounts (within the meaning of Section 8-501(a) of the Uniform Commercial Code of the State of New York (the “New York UCC”)) of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any “adverse claim” (within the meaning of Section 8-105 of the New York UCC) to such Shares), (i) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the New York UCC, (ii) under Section 8-501 of the New York UCC, the Underwriters will acquire a valid security entitlement (within the meaning of Section 8-102(a)(17) of the New York UCC) in respect of such Shares, and (iii) under the provisions of Section 8-502 of the New York UCC, no action based on an adverse claim to such Shares (whether framed in conversion, replevin, constructive trust, equitable lien or other theory) may be asserted against the Underwriters with respect to such security entitlement.  For purposes of this representation, such Selling Stockholder may assume that when such payment, delivery and crediting occur, (A) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with the Company’s bylaws and applicable law, (B) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the New York UCC and (C) appropriate book entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the New York UCC; and

(xiii)              Neither such Selling Stockholder nor any person acting on behalf of such Selling Stockholder (other than, if applicable, the Company and the Underwriters) has used or referred to any “free writing prospectus” (as defined in Rule 405 under the Act) relating to the Shares.

2.             (a) Subject to the terms and conditions herein set forth, (i) each of the Selling Stockholders agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Selling Stockholders, at a purchase price per share of $[•] (the “Share Price”), the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and (ii) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, each of the Optional Sellers agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Optional Sellers, at the Share Price, that portion of the number of Optional Shares as to which such election shall have been exercised (pro rata, to be adjusted by the Representatives so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

(b)           Subject to the terms of Section 2(a), the Optional Sellers hereby grant to the Underwriters the right to purchase at their election up to 12,000,000 Optional Shares, at the Share Price, for the sole purpose of covering sales of shares in excess of the number of Firm Shares, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares.  Any such election to purchase Optional Shares may be exercised only by written notice from the Representatives to the Company and the Optional Sellers, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you, the Company and the Optional Sellers otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

(c)           It is understood that, in connection with the proposed offering of the Shares, the Company has requested Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “DSP Manager”) to administer a directed share program (the “Directed Share Program”), under which up to 5% of the Firm Shares (the “Directed Shares”) to be purchased by the several Underwriters will initially be reserved for offer and sale by the DSP Manager, upon the terms and conditions to be set forth in the Pricing Disclosure Package and subject to the terms of this Agreement, the applicable rules and regulations and interpretations of FINRA and all other applicable laws, rules and regulations, to the officers, directors and employees of the Company and certain of their friends and families (the “Directed Share Participants”) who have heretofore delivered to the DSP Manager offers to purchase Firm Shares in form satisfactory to the DSP Manager and that any allocation of such Firm Shares among such persons will be made in accordance with timely directions received by the DSP Manager from the Company; provided, however, that under no circumstances will the DSP Manager or any Underwriter be liable to the Company or to any Directed Share Participants for any action taken or omitted in good faith in connection with such Directed Share Program.  It is further understood that any Directed Shares not affirmatively reconfirmed for purchase by any Directed Share Participant in the Directed Share Program by 7:00 a.m., New York City time, on the first business day following the date hereof or otherwise are not purchased by such persons will be offered by the Underwriters to the public upon the terms and conditions set forth in the Pricing Disclosure Package.

(d)           The Company agrees to pay all reasonable out of pocket fees and disbursements incurred by the Underwriters in connection with the Directed Share Program and any stamp duties or other taxes incurred by the Underwriters in connection with the Directed Share Program.

(e)           The obligations of the Selling Stockholders hereunder, as to the Shares to be delivered at each Time of Delivery, shall, in their discretion, be subject to the condition that each of the Pre-IPO Transactions shall have been consummated in accordance with each agreement governing such Pre-IPO Transaction, including, without limitation, the limited liability company agreement of Kinder Morgan Holdco LLC and the Shareholders Agreement, and in accordance with the Certificate of Incorporation and Bylaws, applicable law, and any applicable order, rule or regulation of any court or governmental agency or body.

3.             Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Pricing Disclosure Package and the Prospectus.

4.             (a) The Shares to be purchased by each Underwriter hereunder in such authorized denominations and registered in such names as Goldman, Sachs & Co. may request upon at least forty-eight hours’ prior notice to the Company and the Selling Stockholders shall be delivered by or on behalf of the Selling Stockholders to Goldman, Sachs & Co., through the facilities of DTC, for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Selling Stockholders to Goldman, Sachs & Co. at least forty-eight hours in advance.  The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on [•], 2011 or such other time and date as the Representatives, the Company and the

Selling Stockholders may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York City time, on the date specified by the Representatives in the written notice given by the Representatives of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representatives, the Company and the Optional Sellers may agree upon in writing.  Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b)           The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares, a certificate of the Vice President and Chief Financial Officer of the Company pursuant to Section 8(m), and any additional documents reasonably requested by the Underwriters pursuant to Section 8(n) hereof, will be delivered at the offices of Bracewell & Giuliani LLP, 711 Louisiana Street, Suite 2300, Houston, Texas 77002 (the “Closing Location”), and the Shares will be delivered pursuant to Section 4(a) hereof, all at such Time of Delivery.  A meeting will be held at the Closing Location at [•] p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.  For the purposes of this Agreement, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5.             The Company agrees with each of the Underwriters:

(a)           To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be reasonably disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish the Representatives with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any preliminary prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any preliminary prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b)           Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Representatives may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified, to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject, to qualify in any jurisdiction as a broker-dealer or to subject itself to any taxing authority where it is not now so subject;

(c)           On the second New York Business Day after the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities the Underwriters may specify as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d)           To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e)           During the Lock-Up Period, not to, directly or indirectly, (i) offer, pledge, sell or contract to sell any Common Stock or any securities convertible into or exchangeable or exercisable for or repayable with Common Stock (the “Lock-Up Securities”); (ii) sell any option or contract to purchase any Lock-Up Securities; (iii) purchase any option or contract to sell any Lock-Up Securities; (iv) grant any option, right or warrant for the sale of any Lock-Up Securities; (v) otherwise dispose of or transfer any Lock-Up Securities; (vi) file a registration statement related to the Lock-Up Securities; or (vii) enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of shares of Common Stock or other securities, in cash or otherwise (other than pursuant to equity plans, programs or arrangements described in the Prospectus existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without the prior written consent of the Representatives;  provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 15-day period following the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension; the Company will provide the Representatives and each stockholder subject to the Lock-Up Period pursuant to the lockup letters described in Section 8(k) with prior notice of any such announcement that gives rise to an extension of the Lock-Up Period;

(f)            To furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year

(beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

(g)           During a period of five years from the effective date of the Registration Statement, to furnish to the Representatives copies of all reports or other communications (financial or other) furnished to stockholders and not filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system (“EDGAR”), and to make generally available to the Representatives by filing on EDGAR copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed;

(h)           To use its best efforts to list, subject to notice of issuance, the Shares on the Exchange;

(i)            If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;

(j)            Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the lawful on-line offering of the Shares by such Underwriter (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred; and

(k)           In connection with the Directed Share Program, to ensure that the Directed Shares held by specified holders who are otherwise subject to lock-up and listed on Schedule V will be restricted from sale, transfer, assignment, pledge or hypothecation for the period and on the terms of the Lock-Up Agreements.

6.             (a)           The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule IV hereto;

(b)           The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions of Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show; and

(c)           The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

7.             The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any preliminary prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, any Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey (iv) all fees and expenses in connection with listing the Shares on the Exchange; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Shares, in an amount not to exceed $50,000; (vi) the cost of preparing stock certificates, if applicable; (vii) the cost and charges of any transfer agent or registrar; (viii) the costs and expenses of the Company relating to investor presentations on any road show undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with any electronic road show, the travel and lodging expenses of the representatives and officers of the Company and the Company’s pro rata share of the costs of any aircraft or ground transportation (based upon the respective number of passengers from the Company and the Underwriters) chartered in connection with the road show, (ix) the offer and sale of the Firm Shares by the DSP Manager in connection with the Directed Share Program, including the reasonable fees and disbursements of counsel to the Underwriters related thereto, the costs and expenses of preparation, printing and distribution of the Directed Share Program material and all stamp duties or other taxes incurred by the DSP Manager in connection with the Directed Share Program; and (x) any and all fees, disbursements and expenses of the Selling Stockholders and their respective affiliates, counsel and representatives, to the extent required to be paid by the Company pursuant to the Shareholders Agreement; and (xi) all of its other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 7.  Each Selling Stockholder covenants and agrees with the several Underwriters that such Selling Stockholder will pay or cause to be paid all transfer taxes incident to the sale and delivery of the portion of the Shares to be sold by such Selling Stockholder to the Underwriters hereunder.  It is understood, however, that, except as provided in this Section 7, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

8.             The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall, in their discretion, be subject to the condition that all representations and warranties and other statements of the Company and of the Selling Stockholders herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Selling Stockholders shall have performed all of its and their respective obligations hereunder theretofore to be performed, and the following additional conditions:

(a)           The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)           Andrews Kurth LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated the date of such Time of Delivery, in form and substance reasonably satisfactory to you, and such counsel shall have received from the Company such documents for the purpose of enabling them to render such opinion;

(c)           Bracewell & Giuliani LLP, counsel for the Company, shall have furnished to you their written opinion, dated the date of such Time of Delivery, substantially to the effect set forth in Annex I hereto;

(d)           Weil Gotshal & Manges LLP, counsel for the Company, shall have furnished to you their written opinion, dated the date of such Time of Delivery, substantially to the effect set forth in Annex II hereto;

(e)           Counsel to the Selling Stockholders listed on Schedule II hereto, shall have furnished to you their written opinion or opinions, dated the date of such Time of Delivery, in form and substance satisfactory to you;

(f)            On the date of the Prospectus upon the execution of this Agreement, on the effective date of any post effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, PricewaterhouseCoopers LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;

(g)           (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) other than the Pre-IPO Transactions, since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock or long term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(h)           On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company Entities’ debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission in Rule 15c3-1 under the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or preferred stock;

(i)            On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal, New York or Texas State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(j)            The Shares to be sold at such Time of Delivery shall have been duly listed, subject to notice of issuance, on the Exchange;

(k)           The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from each of the individuals listed on Schedule V hereto, substantially to the effect set forth in Exhibit I hereto;

(l)            The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the second New York Business Day after the date of this Agreement;

(m)          The Company shall have furnished to you on the date hereof and at such Time of Delivery, as applicable, a certificate of the Vice President and Chief Financial Officer of the Company, dated the date hereof or the date of such Time of Delivery, as applicable, substantially to the effect set forth in Exhibit II hereto; and

(n)           The Company and the Selling Stockholders shall have furnished or caused to be furnished to you at such Time of Delivery, as applicable, such additional certificates of officers of the Company and the Selling Stockholders, respectively, reasonably satisfactory to you as to the accuracy of the representations and warranties of the Company and the Selling Stockholders, respectively, herein at and as of such Time of Delivery, as to the performance by the Company and the Selling Stockholders of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (g) of this Section 8 and as to such other matters as you may reasonably request.

9.             (a)           The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact necessary to make the statements therein not misleading, or arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Pricing Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act (or any amendment or supplement to such documents), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any preliminary prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein (which information as of the date hereof is specified in Section 17 of this Agreement) or by a Selling Stockholder of its Selling Stockholder Information.  The Company will also indemnify and hold harmless Barclays Capital and each person, if any, who controls Barclays Capital within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages or liabilities incurred as a result of Barclays Capital’s participation as QIU within the meaning of Rule 2720 in connection with the offering of the Shares, except for any losses, claims, damages and liabilities resulting from Barclays Capital’s, or such controlling person’s, gross negligence or willful misconduct.  The Company will also indemnify and hold harmless the DSP Manager and each person, if any, who controls the DSP Manager within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability or any action in respect thereof to which the DSP Manager may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action (i) arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the approval of the Company for distribution to Directed Share Participants in connection with the Directed Share Program or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) arises out of, or is based upon, the failure of the Directed Share Participant to pay for and accept delivery of Directed Shares that the Directed Share Participant agreed to purchase or (iii) is otherwise related to the Directed Share Program; provided, however, that the Company shall not be liable under this clause (iii) for any loss, claim, damage, liability or action that is determined in a final judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the DSP Manager. The Company shall reimburse the DSP Manager promptly upon demand for any legal or other expenses reasonably incurred by it in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred.

(b)           Each of the Selling Stockholders, severally and not jointly, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free

Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act in reliance upon and in conformity with the Selling Stockholder Information furnished to the Company by such Selling Stockholder; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that such Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any preliminary prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein (which information as of the date hereof is specified in Section 17 of this Agreement); provided further, that the liability of any Selling Stockholder pursuant to this subsection (b) shall not exceed the net proceeds received by such Selling Stockholder from the Shares sold by it hereunder, after deducting underwriting discounts and commissions.

(c)           Each Underwriter will indemnify and hold harmless the Company and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein (which information as of the date hereof is specified in Section 17 of this Agreement); and will reimburse the Company and each Selling Stockholder for any legal or other expenses reasonably incurred by the Company or such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred.

(d)           Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.  Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to  subsection (a) hereof in respect of such action or proceeding against Barclays Capital in its capacity as QIU, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for Barclays Capital in its capacity as QIU, and all persons, if any, who control Barclays Capital within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

(e)           If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other, from the offering of the Shares.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering (after deducting underwriting discounts and commission but before other expenses) received by the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders, on the one hand, or the Underwriters, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company, each of the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  Notwithstanding the foregoing provisions of this subsection (e), no Selling Stockholder shall be required to (i) contribute unless such Selling Stockholder would have had indemnification obligations pursuant to subsection (b) above or (ii) contribute any amount in excess of the amount by which such Selling Stockholder’s net proceeds received by it from the sale of the Shares pursuant to this Agreement (after deducting underwriting discounts and commissions but before other expenses) exceeds the amount of any damages which such Selling Stockholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

(f)            The respective obligations of the Company and the Selling Stockholders under this Section 9 shall be in addition to any liability which the Company and the Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act and each entity that is an affiliate (as defined in Rule 405 under the Act) of any Underwriter and that has participated in the distribution of the Shares; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each officer, director, manager, partner or other person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act.

(g)           If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission or any such alleged untrue statement or omission, which settlement is effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.  Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement of the nature contemplated by this subsection (g) effected without its consent if such indemnifying party (i) reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable and (ii) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date such indemnifying party enters into an agreement with respect to such settlement.

10.           (a)           If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein.  If within thirty six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company and the Selling Stockholders shall be entitled to a further period of thirty six hours within which to procure another party or other parties reasonably satisfactory to the Representatives to purchase such Shares on such terms.  In the event that, within the respective prescribed periods, the Representatives notify the Company and the Selling Stockholders that the Representatives have so arranged for the purchase of such Shares, or the Company and the Selling Stockholders notify the Representatives that they have so arranged for the purchase of such Shares, the Representatives or the Company and the Selling Stockholders shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the Representatives’ opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b)           If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representatives and the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed 9.09% of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company and the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)           If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representatives and the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds 9.09% of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company and the Selling Stockholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Optional Sellers to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company or the Selling Stockholders, except for the expenses to be borne by the Company and the Selling Stockholders and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11.           The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any of the Selling Stockholders, or any officer or director or controlling person of the Company, or any controlling person of any Selling Stockholder, and shall survive delivery of and payment for the Shares.

12.           If this Agreement shall be terminated pursuant to Section 10 hereof, neither the Company nor the Selling Stockholders shall then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, any Shares are not delivered by or on behalf of the Selling Stockholders as provided herein, the Company will reimburse the Underwriters through the Representatives for all out of pocket expenses approved in writing by the Representatives, including reasonable fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13.           In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives; and in all dealings with any Selling Stockholder hereunder, the Underwriters and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Stockholder made or given by any or all of the Attorneys-in-Fact for such Selling Stockholder.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail or facsimile transmission to the Representatives in care of (i) Goldman, Sachs & Co., 200

West Street, New York, New York  10282-2198, Attention: Registration Department, and (ii) Barclays Capital, Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: 646-834-8133), with a copy, in the case of any notice pursuant to Section 9 hereof, to the Director of Litigation, Office of the General Counsel, Barclays Capital, Inc., 745 Seventh Avenue, New York, New York 10019; if to any Selling Stockholder shall be delivered or sent by mail or facsimile transmission to such Selling Stockholder at its address set forth in Schedule II hereto; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 9(d) hereof shall be delivered or sent by mail or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Stockholders by the Representatives upon request; provided further, however, that notices under subsection 5(e) shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the Representatives in care of Goldman, Sachs & Co., 200 West Street, New York, New York 10282-2198, Attention: Control Room, and if to any stockholder subject to the Lock-Up Period pursuant to the lock-up letters described in Section 8(j) shall be delivered or sent by mail to his or her respective address provided in Schedule V attached hereto or such other address as such stockholder provides in writing to the Company. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow  the underwriters to properly identify their respective clients.

14.           This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Stockholders and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter or Selling Stockholder, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15.           Time shall be of the essence of this Agreement.  As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C.  is open for business.

16.           The Company and the Selling Stockholders acknowledge and agree that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Selling Stockholders, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or a Selling Stockholder, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or a Selling Stockholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company or a Selling Stockholder except the obligations expressly set forth in this Agreement and (iv) the Company and each Selling Stockholder have consulted their own legal and financial advisors to the extent they deemed appropriate.  The Company and each Selling Stockholder agree that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or such Selling Stockholder, in connection with such transaction or the process leading thereto.

Without limiting the applicability of Section 2 hereof or any other provision of this Agreement, with respect to any Underwriter who is or is affiliated with any person or entity engaged to act as an investment advisor on behalf of a client who has a direct or indirect interest in the Shares being sold by a Selling Stockholder, the Shares being sold to such Underwriter shall not include any Shares attributable to such client (with any such Shares instead being allocated and sold to the other Underwriters) and, accordingly, the fees or other amounts received by such Underwriter in connection with the transactions contemplated hereby shall not include any fees or other amounts attributable to such client (and, if there is any unsold allotment in the offering at the First Time of Delivery, such unsold allotment in respect of Shares attributable to such client shall be allocated solely to Underwriters not affiliated with such client).

17.           The Underwriters severally confirm that as of the date of this Agreement the information appearing in the statements in (i) the second paragraph under the table under the caption “Underwriting—Commissions and Discounts” (relating to the offering of the Shares to the public and selected dealers), (ii) the first, second and third paragraphs under the caption “Underwriting—Price Stabilization, Short Positions” (relating to transactions that stabilize, maintain or otherwise affect the price of the Shares), (iii) the paragraph under “Underwriting—Discretionary Sales” and (iv) the paragraph under the caption “Underwriting— Electronic Offer, Sale and Distribution of Shares” (relating to the availability of the Pricing Prospectus and the Prospectus in electronic format on websites maintained by the Underwriters), constitute the only written information furnished to the Company through the Representatives by or on behalf of the Underwriters, referred to in Sections 1(a)(ii), 1(a)(iii), 1(a)(iv), 9(a), 9(b) and 9(c) of this Agreement].

18.           This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Company, the Selling Stockholders and the Underwriters, or any of them, with respect to the subject matter hereof.

19.           THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  The Company and each of the Selling Stockholders agree that any suit or proceeding arising in respect of this Agreement or our engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company and each of the Selling Stockholders agree to submit the jurisdiction of, and to venue in, such courts.

20.           The Company, each of the Selling Stockholders and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21.           This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

22.           Notwithstanding anything herein to the contrary, the Company and the Selling Stockholders are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Stockholders relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. For this purpose, “tax structure” is limited to any facts that may be relevant to understanding the purported or claimed U.S. federal and state income tax treatment of the potential transaction.

If the foregoing is in accordance with your understanding, please sign and return to us six counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters, the Company and each of the Selling Stockholders.

Any person executing and delivering this Agreement as Attorney-in-Fact for a Selling Stockholder represents by so doing that he or she has been duly appointed as Attorney-in-Fact by such Selling Stockholder pursuant to a validly existing and binding Power of Attorney that authorizes such Attorney-in-Fact to take such action.

Very truly yours,

KINDER MORGAN, INC.

By:
Name:
Title:

[SELLING STOCKHOLDERS]

By:
Name:
Title:

Accepted as of the date hereof:

Goldman, Sachs & Co.

By:
(Goldman, Sachs & Co.)

Barclays Capital Inc.

By:
Name:
Title:

On behalf of each of the Underwriters

SCHEDULE I

Underwriter	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised

Goldman, Sachs & Co.
Barclays Capital Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Citigroup Global Markets Inc.
Credit Suisse Securities (USA) LLC
Deutsche Bank Securities Inc.
J.P. Morgan Securities LLC
Wells Fargo Securities, LLC
Madison Williams and Company LLC
Morgan Keegan & Company, Inc.
Raymond James & Associates, Inc.
RBC Capital Markets, LLC
Simmons & Co. International
Total	80,000,000	12,000,000

SCHEDULE II

Selling Stockholders

Selling Stockholder	Total Number of Firm Shares to be Sold	Number of Optional Shares to be Sold if Maximum Option Exercised

[Name]
[Name]
[Name]
[Name]
[Name]
[Name]
Total	80,000,000	12,000,000

SCHEDULE III-A

Company Material Subsidiaries

Kinder Morgan Holdco DE Inc.

Kinder Morgan Kansas, Inc.

NGPL Holdco Inc.

Kinder Morgan (Delaware), Inc.

Kinder Morgan G.P., Inc.

Kinder Morgan Management, LLC

Kinder Morgan Energy Partners, L.P.

SCHEDULE III-B

Partnership Subsidiaries

Kinder Morgan Texas Gas Services LLC

Plantation Pipe Line Company

Kinder Morgan Transmix Company, LLC

Kinder Morgan Interstate Gas Transmission LLC

Sonoran Pipeline LLC

Kinder Morgan Operating L.P. “A”

Kinder Morgan Canada Company

KMEP Canada ULC

KM Express ULC

1020019 Alberta Ltd.

1108437 Alberta Ltd.

3071978 Nova Scotia Company

6043445 Canada Inc.

6048935 Canada Inc.

Kinder Morgan Pipelines (USA) Inc.

ExPlatte Holdings Inc.

Express GP Holdings Ltd.

Express Holdings (Canada) Limited Partnership

Express Holdings (USA) Inc.

Express Pipeline Limited Partnership

Express Pipeline Ltd.

Express US Holdings LP

Express Pipeline LLC

NS 307 Holdings Inc.

Platte Pipe Line Company

Kinder Morgan Edmonton Terminals ULC

KM Canada Terminals ULC

Kinder Morgan Bison ULC

Kinder Morgan Heartland ULC

Kinder Morgan Canada CO2 ULC

Kinder Morgan Canada Inc.

Kinder Morgan Canada Terminals Limited Liability Partnership

Trans Mountain (Jet Fuel) Inc.

Trans Mountain Pipeline (Puget Sound) LLC

Trans Mountain Pipeline L.P.

Trans Mountain Pipeline ULC

Kinder Morgan Operating L.P. “B”

Kinder Morgan CO2 Company, L.P.

Kinder Morgan Bulk Terminals, Inc.

1

Western Plant Services, Inc.

Dakota Bulk Terminal, Inc.

Delta Terminal Services LLC

RCI Holdings, Inc. formerly River Consulting, Inc.

HBM Environmental, Inc.

Milwaukee Bulk Terminals LLC

Queen City Terminals, Inc.

Kinder Morgan Port Terminals USA LLC

Elizabeth River Terminals LLC

Nassau Terminals LLC

Fernandina Marine Construction Management LLC

Kinder Morgan Port Manatee Terminal LLC

Kinder Morgan Port Sutton Terminal LLC

Pinney Dock & Transport LLC

Kinder Morgan Operating L.P. “C”

Kinder Morgan Operating L.P. “D”

SFPP, L.P.

Kinder Morgan Liquids Terminals LLC

Kinder Morgan Pipeline LLC

Kinder Morgan Tank Storage Terminals LLC

Kinder Morgan 2-Mile LLC

Rahway River Land LLC

Central Florida Pipeline LLC

Southwest Florida Pipeline LLC

Calnev Pipe Line LLC

Kinder Morgan Las Vegas LLC

Coyote Gas Treating Limited Liability Company

Plantation Services, LLC

Red Cedar Gathering Company

Globalplex Partners, Joint Venture

Colton Processing Facility

Cortez Pipeline Company

Cortez Capital Corporation

Kinder Morgan Materials Services, LLC

CIG Trailblazer Gas Company, L.L.C.

Tejas Gas, LLC

Gulf Energy Gas, LLC

Gulf Energy Gathering & Processing, LLC

Gulf Energy Marketing, LLC

Hydrocarbon Development, LLC

Stellman Transportation, LLC

Tejas Gas Systems, LLC

Tejas-Gulf, LLC

Tejas Natural Gas, LLC

2

Kinder Morgan Pipeline Services of Mexico S. de R.L. de C.V.

Valley Gas Transmission, LLC

Silver Canyon Pipeline LLC

Kinder Morgan Liquids Terminals St. Gabriel LLC

Kinder Morgan Gas Natural de Mexico S. de R.L. de C.V.

Emory B Crane, LLC

Frank L. Crane, LLC

Paddy Ryan Crane, LLC

Agnes B Crane, LLC

KMBT LLC

KM Crane LLC

MJR Operating LLC

Kinder Morgan Southeast Terminals LLC

International Marine Terminals

ICPT, L.L.C.

I.M.T. Land Corp.

Kinder Morgan Carbon Dioxide Transportation Company

Pecos Carbon Dioxide Transportation Company

River Consulting, LLC

Kinder Morgan River Terminals LLC formerly Global Materials Services LLC

Arrow Terminals B.V.

Arrow Terminals Canada B. V.

Arrow Terminals Canada Company

Kinder Morgan Arrow Terminals, L.P.

Global American Terminals LLC

Kinder Morgan Amory LLC

Kinder Morgan Arrow Terminals Holdings, Inc.

KM Decatur, Inc.

River Terminals Properties, LP

Tajon Holdings, Inc.

River Terminals Properties GP LLC

Guilford County Terminal Company, LLC

Johnston County Terminal, LLC

KM Upstream LLC

Kinder Morgan Petcoke LP LLC

Kinder Morgan Petcoke GP LLC

Kinder Morgan Petcoke, L.P.

Stevedore Holdings, L.P.

Kinder Morgan NatGas Operator LLC

General Stevedores Holdings LLC

General Stevedores GP, LLC

SRT Vessels LLC

Carbon Exchange LLC

Kinder Morgan Louisiana Pipeline Holding LLC

3

Kinder Morgan Louisiana Pipeline LLC

Kinder Morgan Pecos LLC

Kinder Morgan W2E Pipeline LLC

Rockies Express Pipeline LLC formerly Entrega Gas Pipeline LLC

Kinder Morgan Texas Terminals, L.P.

Kinder Morgan Cameron Prairie Pipeline LLC

Midcontinent Express Pipeline LLC

Lomita Rail Terminal LLC

Transload Services, LLC

Devco USA, L.L.C.

Kinder Morgan Cochin ULC

Kinder Morgan Cochin LLC

Kinder Morgan Seven Oaks LLC

Mid-Ship Group LLC

Kinder Morgan Columbus LLC

KM Liquids Terminals LLC

Kinder Morgan Production Company LLC

Kinder Morgan Crude Oil Pipelines LLC

Kinder Morgan Wink Pipeline LLC

Kinder Morgan Tejas Pipeline LLC

Kinder Morgan Texas Pipeline LLC

Kinder Morgan North Texas Pipeline LLC

Kinder Morgan Border Pipeline LLC

Kinder Morgan Marine Services LLC

Kinder Morgan Mid Atlantic Marine Services LLC

TransColorado Gas Transmission Company LLC

Trailblazer Pipeline Company LLC

Northeast Express Pipeline LLC

Kinder Morgan Terminals, Inc.

Fayetteville Express Pipeline LLC

Betty Lou LLC

KM Ship Channel Services LLC

Javelina Tug LLC

J.R. Nicholls LLC

Razorback Tug LLC

Texan Tug LLC

Mr. Bennett LLC

Hampshire LLC

Mr. Vance LLC

Audrey Tug LLC

Jeannie Brewer LLC

KM Treating GP LLC

Endeavor Gathering LLC (40%)

Kinder Morgan Endeavor LLC

4

Kinder Morgan Cypress Pipeline LLC

Kinder Morgan Treating LP

Kinder Morgan Eagle Ford LLC

Kinder Morgan Commercial Services LLC

Kinder Morgan Dallas Fort Worth Rail Terminal LLC

Kinder Morgan Baltimore Transload Terminal LLC

Kinder Morgan Linden Transload Terminal LLC

KM North Cahokia Land LLC

KM North Cahokia Terminal Project LLC

KM North Cahokia Special Project LLC

KM Kaskaskia Dock LLC

5

SCHEDULE III-C

Partnership Material Subsidiaries

Kinder Morgan Operating L.P. “A”

Kinder Morgan Operating L.P. “C”

Kinder Morgan Operating L.P. “D”

Kinder Morgan CO2 Company LP

Trailblazer Pipeline Company LLC

TransColorado Gas Transmission Company LLC

SCHEDULE IV

(a)                                  Issuer Free Writing Prospectuses:

None

(b)                                 Additional Documents Incorporated by Reference:

None

(c)                                  Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package:

The initial public offering price per share for the Shares: $[•]

The number of Shares purchased by the Underwriters: [•]

SCHEDULE V

Directors, Executive Officers and Stockholders
Subject to Lock-up Agreements

Richard D. Kinder

500 Dallas Street, Suite 1000

Houston, Texas 77002

C. Park Shaper

500 Dallas Street, Suite 1000

Houston, Texas 77002

Steven J. Kean

500 Dallas Street, Suite 1000

Houston, Texas 77002

Henry Cornell

200 West Street, 28th Floor

New York, New York 10282

Michael Miller

[•]

[•]

Michael C. Morgan

[•]

[•]

Kenneth A. Pontarelli

200 West Street, 28th Floor

New York, New York 10282

Fayez Sarofim

[•]

[•]

John Stokes

[•]

[•]

R. Baran Tekkora

[•]

[•]

Glenn A. Youngkin

[•]

[•]

Kimberly A. Dang

500 Dallas Street, Suite 1000

Houston, Texas 77002

David D. Kinder

500 Dallas Street, Suite 1000

Houston, Texas 77002

Joseph Listengart

500 Dallas Street, Suite 1000

Houston, Texas 77002

James E. Street

500 Dallas Street, Suite 1000

Houston, Texas 77002